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                                                                    EXHIBIT 4.11

                [FORM OF SENIOR DEBT SECURITY--ZERO COUPON NOTE]

                           [FORM OF FACE OF SECURITY]

FOR PURPOSES OF SECTIONS 1272 AND 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS
AMENDED, THE ISSUE PRICE OF THIS NOTE IS $   PER $1,000.00 OF FACE AMOUNT, THE
AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS NOTE IS $   PER $1,000 OF FACE AMOUNT,
THE ISSUE DATE IS   ,   , AND THE YIELD TO MATURITY IS   %.

NUMBER

$                                                          CUSIP

                          LEHMAN BROTHERS HOLDINGS INC.

                          ZERO COUPON NOTE DUE

         LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company"), for value received, hereby promises to pay to or registered assigns, at the office or agency of the Company in the Borough of
Manhattan, The City of New York, the principal sum of                   DOLLARS,
which amount includes accrued amortization of the original Issue discount,
on    in such coin or currently of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. There is no periodic payment of interest on this Note.

         REFERENCE IS MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

         This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.
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         IN WITNESS WHEREOF, LEHMAN BROTHERS HOLDINGS INC. has caused this instrument to be signed by its Chairman of the Board, its President, its Chief Financial Officer or its Treasurer by manual or facsimile signature, under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

Dated                                           LEHMAN BROTHERS HOLDINGS INC.

                                                By:    ________________________
                                                       Title:


                                                Attest:________________________
                                                       Title:


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within mentioned Indenture.

CITIBANK, N.A.
  as Trustee


By:_________________________
   Title:


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                          [FORM OF REVERSE OF SECURITY]

                          LEHMAN BROTHERS HOLDINGS INC.

                              ZERO COUPON NOTE DUE

         This note is one of a duly authorized series of Notes of the Company
designated as the Zero Coupon Senior Notes Due        of the Company (herein
called the "Notes"), limited (except as otherwise provided in the Indenture
referred to below) in aggregate principal amount to $     . The Notes are one of
an indefinite number of series of debt securities of the Company (herein collectively called the "Securities") issued or issuable under and pursuant to an Indenture dated as of September 1, 1987, as amended (herein called the "Indenture"), duly executed and delivered by the Company and Citibank, N.A., as Trustee (herein called the "Trustee"), to which Indenture and all Indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities. The separate series of Securities may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions or repayment or repurchase rights (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided.

         [Prior to maturity the Company may, at its option, redeem the Notes,] either as a whole or from time to time in part, at the redemption price of 100% of the principal amount at Stated Maturity of the Notes being redeemed.]

         [As provided in the Indenture, notice of redemption to the holders of] Notes to be redeemed as a whole, or in part shall be given by mailing a notice of redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to their last addresses as they appear on the registry books of the Company. If fewer than all of the Notes are to be redeemed, the Company may specify the maturity or maturities of the Notes to be redeemed.]

         The Notes are not entitled to any sinking fund.

         In case an Event of Default with respect to the Notes, as defined in the Indenture, shall have occurred and be continuing, an amount equal to the sum of (i) the issue price of the Notes plus (ii) the accrued amortization of original issue discount attributable on a ratable basis from the date of issuance to the date of declaration, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66-2/3% in aggregate principal amount of each series of the Securities at the time Outstanding to be affected (each series voting as a class), evidenced as in the Indenture provided, to execute supplemental Indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental Indenture or modifying in any manner the rights of the holders of the Securities of all such series; PROVIDED, HOWEVER, that no such supplemental Indenture shall, among other


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things, (i) extend the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or reduce any premium payable on redemption or make the principal thereof, or premium, if any, or interest thereon payable in any coin or currency other than as hereinabove provided, without the consent of the holder of each Security so affected, or (ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental Indenture, without the consent of the holders of each Security so affected. It is also provided in the Indenture that, prior to any declaration accelerating the maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series Outstanding may on behalf of the holders of all the Securities of such series waive any past Default or Event of Default under the Indenture with respect to such series and the consequences, except a default in the payment of interest, if any, on or the principal of, or premium, if any, on any of the Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

         No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Note at the place, at the time and in the coin or currency herein prescribed.

         The Notes are issuable in registered form without coupons in denominations of $1,000 and any multiple of $1,000. At the option of the holders thereof, either at the office or agency to be designated and maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, pursuant to the provisions of the Indenture or at any of such other offices or agencies as may be designated and maintained by the Company for such purpose pursuant to the provisions of the Indenture, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any tax or other governmental charges imposed in connection therewith, Notes may be exchanged for an equal aggregate principal amount of Notes of other authorized denominations.

         The Company, the Trustee, and any agent of the Company or of the Trustee may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

         No recourse for the payment of the principal of this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any Indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of


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any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of this Note is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series of like tenor or authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

         The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


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